UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 20, 2015

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 20, 2015, Navidea Biopharmaceuticals, Inc. (the “Company”) entered into a Securities Exchange Agreement (the “Exchange Agreement”) with two investment funds managed by Platinum Management (NY) LLC to exchange the 4,519 shares of Series B Convertible Preferred Stock (“Preferred Stock”) held by them for twenty year warrants to purchase common stock of the Company (“Warrants”). The Preferred Stock was convertible into common stock at a conversion rate of 3,270 shares of common stock per share of Preferred Stock resulting in an aggregate number of shares of common stock into which the Preferred Stock was convertible of 14,777,130 shares. The exercise price of the Warrants is $0.01 per share, and the total number of shares of common stock for which the Warrants are exercisable is 14,777,130 shares. The Warrants contain cashless exercise provisions, and the other economic terms are comparable to those of the Preferred Stock, except that there is no liquidation preference associated with the Warrants or shares issuable on the exercise thereof. There was no other consideration paid or received for the exchange. Following the exchange, the Company has no shares of preferred stock outstanding.

The exchange transaction was entered into in connection with the filing of an application to list the Company’s common stock on the Tel Aviv Stock Exchange (“TASE”) (see Item 8.01 below), in order to comply with a listing requirement of the TASE requiring that listed companies have only one class of equity securities issued and outstanding.

The foregoing description of the terms of the Exchange Agreement and Warrants, is qualified in its entirety by reference to the text of the Exchange Agreement and form of Warrant, copies of which are attached hereto as exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On August 24, 2015, the Company issued a press release entitled “Navidea Biopharmaceuticals to Register Shares for Dual Listing on Tel-Aviv Stock Exchange.” A copy of the Company’s August 24, 2015, press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

10.1	Securities Exchange Agreement, dated as of August 20, 2015, among the Company, Montsant Partners LLC and Platinum Partners Value Arbitrage Fund, L.P.

10.2	Form of Warrant issued to Montsant Partners LLC and Platinum Partners Value Arbitrage Fund, L.P.

99.1	Press Release, dated August 24, 2015, entitled “Navidea Biopharmaceuticals to Register Shares for Dual Listing on Tel-Aviv Stock Exchange.”

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: August 26, 2015	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer